UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 7, 2005

(Date of earliest event reported)

PEAK INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	0-29332	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38507 Cherry Street, Unit G, Newark, California 94560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 449-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2005, Peak International Limited (the “Company”) entered into an Addendum to Employment Agreement with each of the following executive officers, pursuant to which each Employment Agreement was amended to remove references to specified termination dates therein and extend the term until such time as the Employment Agreement shall be otherwise terminated in accordance with its terms:

Executive Officer	Date of Employment Agreement
Katie Fung	April 12, 2005

Jack Menache	July 1, 2004

Frank Lazo	July 1, 2004

Dean Personne	February 15, 2005

Danny Tong	July 1, 2004

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1#	Addendum to Employment Agreement between Katie Fung and Peak International Limited dated July 7, 2005.

10.2#	Addendum to Employment Agreement between Jack Menache and Peak International Limited dated July 7, 2005.

10.3#	Addendum to Employment Agreement between Frank Lazo and Peak International Limited dated July 7, 2005.

10.4#	Addendum to Employment Agreement between Dean Personne and Peak International Limited dated July 7, 2005.

10.5#	Addendum to Employment Agreement between Danny Tong and Peak International Limited dated July 7, 2005.

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAK INTERNATIONAL LIMITED

Dated: July 13, 2005.	By:	/s/ JACK MENACHE
Jack Menache
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1#	Addendum to Employment Agreement between Katie Fung and Peak International Limited dated July 7, 2005.

10.2#	Addendum to Employment Agreement between Jack Menache and Peak International Limited dated July 7, 2005.

10.3#	Addendum to Employment Agreement between Frank Lazo and Peak International Limited dated July 7, 2005.

10.4#	Addendum to Employment Agreement between Dean Personne and Peak International Limited dated July 7, 2005.

10.5#	Addendum to Employment Agreement between Danny Tong and Peak International Limited dated July 7, 2005.

#	Indicates management contract or compensatory plan or arrangement.